Exhibit 99.1

CompoSecure Reports Record Third Quarter 2022 Financial Results and Raises 2022 Guidance

- Net Sales up 56% YoY to a Record $103.3 Million -

- Net Income up 17% YoY to $21.9 Million or $0.18 EPS -

- Adjusted EBITDA up 33% YoY to a Record $32.7 Million -

- Expects 2022 Net Sales at the High End of Guidance; Raises 2022 Adjusted EBITDA Outlook -

SOMERSET, N.J., November 2, 2022 -- CompoSecure, Inc. (Nasdaq: CMPO), a leader in payment cards, security and authentication solutions, today announced financial and operating results for the third quarter ended September 30, 2022.

Jon Wilk, President and CEO of CompoSecure commented, “We are very excited to announce another record quarter for Net Sales, as we continue to capitalize on the high demand for our premium metal card products through strong sales execution, deep customer relationships, and increased international demand.”

He added, “In addition, the Company has achieved better than anticipated profitability with Net Income up 17% year-over-year and Adjusted EBITDA up 33% year-over-year, through a combination of our ability to drive significant economies of scale, a commitment to operational excellence and efficiency, and a measured approach to Arculus long-term growth investments.”

Mr. Wilk continued, “Overall, we believe the Arculus platform is well positioned to support today’s growing security, payment, and authentication needs across many industries and we are increasingly focused on executing our B2B sales and marketing efforts. We also remain confident in our Arculus cold storage offering but consistent with last quarter, uncertainty in the digital asset market persists and we are working to better time investment to growth.”

“Based on our strong performance year-to-date, we are narrowing the Net Sales guidance range to the high end of our previously announced guidance and now expect Net Sales for the year between $370-$380 million. We are also raising our 2022 Adjusted EBITDA guidance and now expect it to range from $130-137 million given our continued margin expansion and profitability,” Wilk concluded.

Q3 2022 Financial Highlights (vs. Q3 2021)

•	Net Sales: Net Sales increased 56% to $103.3 million compared to $66.2 million, with the increase primarily driven by continued growth in the Company’s premium payment card business, customer expansion and international demand.
•	Gross Profit: Gross Profit increased 71% to $61.8 million or 59.8% of Net Sales, compared to $36.1 million or 54.6%. The increase in Gross Profit and margin was primarily driven by higher card issuance volumes and operational efficiencies.
•	Net Income/EPS: Net Income increased 17% to $21.9 million compared to $18.7 million. Net Income per share attributable to class A common stockholders was $0.18 per basic and diluted share.
•	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) was $19.8 million. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $0.26 per basic share and $0.22 per diluted share (see reconciliation of non-GAAP measures shown in table below).
•	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 33% to $32.7 million compared to $24.6 million, with the increase primarily driven by Net Sales growth and margin expansion, as well as managing investments based on growth expectations.
•	Balance Sheet: As of September 30, 2022, the Company had approximately $15.4 million of cash and cash equivalents and $373.1 million of total debt, which includes approximately $233 million of term loan, $10 million of revolver, and $130 million of exchangeable notes.
•	Shares Outstanding: As of September 30, 2022, the Company had approximately 76.3 million shares outstanding which includes approximately 15.8 million class A shares and 60.6 million class B shares (for more information on shares outstanding, both basic and diluted, please refer to our 10-Q and the accompanying earnings presentation).

Recent Operational Highlights

•	Strong domestic growth in payment card business including new clients across banking, gaming, fintech, entertainment and exchanges.
•	International Net Sales up more than 35% year-over-year to $19.5 million, primarily driven by strong demand for premium payment cards and growth in distributor channels.
•	Added Walmart.com and Newegg.com as distribution channels for the Arculus cold storage wallet.
•	Appointed fintech and banking veteran Paul Galant to the Company’s Board of Directors.

2022 Financial Outlook

The Company is narrowing its Net Sales range for 2022 to the high end of our previously announced guidance and now expects Net Sales for the year between $370-$380 million (previously $355-$380 million) reflecting an approximate 40% increase from 2021 at the midpoint. CompoSecure is also increasing its 2022 outlook for Adjusted EBITDA and now expects it to range from $130-137 million (previously $110-120 million) reflecting an increase of approximately 31% from 2021 at the midpoint.

Conference Call

The Company will host a conference call and live audio webcast today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Wednesday, November 2, 2022

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of the Company’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.composecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements: the outcome of any legal proceedings that may be instituted against the Company or others; the impacts of the ongoing COVID-19 pandemic; the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that the Company may be adversely impacted by other economic conditions (including the rapidly evolving conflict between Russian and the Ukraine), business, and/or competitive factors; future exchange and interest rates; and other risks and uncertainties included under “Risk Factors” in other Company filings that have been made or will be made with the Securities and Exchange Commission. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. The Company believes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to investors in evaluating the Company’s financial performance. The Company uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and to measure incentive compensation, as we believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling the Company to evaluate and plan more effectively for the future. Due to the forward-looking nature of the financial guidance included above, specific quantification of the charges excluded from the non-GAAP financial measures included in such financial guidance, including with respect to depreciation, amortization, interest, and taxes, that would be required to reconcile the non GAAP financial measures included in such financial guidance to GAAP measures are not available, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward looking non-GAAP financial measures is included. In addition, the Company’s debt agreements contain covenants that use a variation of these measures for purposes of determining debt covenant compliance. The Company believes that investors should have access to the same set of tools that its management uses in analyzing operating results. EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are significant components in understanding and assessing the Company’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity and may be different from similarly titled non-GAAP measures used by other companies. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures for the quarters and nine months ended September 30, 2022 and September 30, 2021.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(908) 898-8887

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

ir@composecure.com

CompoSecure, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Cash and cash equivalents	$15,430	$21,944
Accounts Receivable, net	45,797	27,925
Inventories	39,128	25,806
Prepaid expenses and other current assets	2,821	2,596
Property and equipment, net	22,822	22,177
Right of use asset, net	9,268	5,246
Deferred tax asset	25,103	25,650
Derivative asset - interest rate swap	9,392	-
Deposits and other assets	24	10
TOTAL ASSETS	$169,785	$131,354

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$9,685	12,500
Current portion of lease liabilities	1,815	1,119
Accounts payable	12,626	7,058
Accrued expenses	20,424	10,131
Deferred issuance costs	-	23,107
Commission payable	14,924	3,089
Bonus payable	7,467	3,512
Long-term debt, net of deferred finance costs	220,532	233,132
Convertible notes, net of debt discount	127,232	126,897
Derivative liability - convertible notes	367	552
Warrant liability	18,908	35,271
Line of credit	10,000	15,000
Earnout liability	16,751	38,427
Lease liabilities	8,133	4,709
Tax receivable agreement liability	25,752	24,500
Total stockholders' (deficit)	(324,831)	(407,650)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$169,785	$131,354

CompoSecure, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$103,305	$66,183	$284,687	$192,648

Operating expenses:
Cost of sales	41,547	30,035	115,318	87,074
Selling, General and administrative	36,116	14,552	79,325	33,348
Total operating expenses	77,663	44,587	194,643	120,422

Income from operations	25,642	21,596	90,044	72,226

Total other income (expense), net	(3,355)	(2,902)	23,153	(8,830)
Income before income taxes	22,287	18,694	113,197	63,396
Income tax provision	(393)	-	(3,738)	-
Net income	21,894	18,694	109,459	63,396

Net income attributable to non-controlling interests	19,077	-	93,973	-
Net income attributable to CompoSecure, Inc	$2,817	$18,694	$15,486	$63,396

Net income per share attributable to Class A common stockholders -basic	$0.18	n/a	$1.02	n/a
Net income per share attributable to Class A common stockholders - diluted	$0.18	n/a	$0.94	n/a

Weighted average shared used to compute net income per share attributable to Class A common stockholders - basic	15,433	n/a	15,141	n/a
Weighted average shared used to compute net income per share attributable to Class A common stockholders - diluted	19,662	n/a	32,815	n/a

CompoSecure, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITES:
Net income	$109,459	$63,396
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	6,577	7,813
Equity-based compensation expense	7,736	1,124
Amortization of deferred finance costs	1,798	1,167
Change in fair value of earnout consideration liability	(21,676)	-
Revaluation of warrant liability	(16,363)	-
Change in fair value of derivative liability	(185)	-
Deferred tax expense	3,191	-
Changes in assets and liabilities
Accounts receivable	(17,871)	(24,576)
Inventories	(13,322)	3,708
Prepaid expenses and other assets	(225)	216
Accounts payable	5,568	(1,912)
Deposits and other assets	(14)	(5,330)
Accrued expenses	10,293	2,261
Other liabilities	15,885	180
Net cash provided by operating activities	90,851	48,047
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(7,221)	(3,900)
Net cash used in investing activities	(7,221)	(3,900)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2	-
Payment of line of credit	(5,000)	(5,000)
Payment of term loan	(16,878)	(18,000)
Distributions	(44,435)	(22,333)
Payment of issuance cost related to business combination	(23,833)	-
Net cash used in financing activities	(90,144)	(45,333)
Net decrease in cash and cash equivalents	(6,514)	(1,186)
Cash and cash equivalents, beginning of period	21,944	13,422
Cash and cash equivalents, end of period	$15,430	$12,236

Supplementary disclosure of cash flow information
Cash paid for interest expense	$14,937	$7,635
Supplemental disclosure of non-cash financing activity:
Derivative asset - interest rate swap	$9,392	$-

CompoSecure, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$21,894	$18,694	$109,459	$63,396
Add:
Depreciation	2,010	2,640	6,577	7,813
Interest expense, net	5,850	2,902	16,362	8,830
Taxes	393	-	3,738	-
EBITDA	$30,147	$24,236	$136,136	$80,040
Equity compensation expense	3,715	340	7,736	1,124
Mark to market adjustments (1)	(1,204)	-	(38,224)	-
Adjusted EBITDA	$32,658	$24,576	$105,648	$81,164

(1) Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the quarter and year ended September 30, 2022.

CompoSecure, Inc.

Non-GAAP Adjusted EPS Reconciliation

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022		2022
	(in thousands) except per share amounts
	Basic	Diluted	Basic	Diluted
Net income	$21,894	$21,894	$109,459	$109,459
Add: provision for income taxes	393	393	3,738	3,738
Income before Income taxes	22,287	22,287	113,197	113,197
Income tax expense (1)	(5,266)	(5,266)	(17,432)	(17,432)
Adjusted net income	17,021	17,021	95,765	95,765
Less: mark-to-market adjustments (2)	(957)	(957)	(38,040)	(38,040)
Add: stock-based compensation	3,715	3,715	7,736	7,736
Adjusted net income	$19,779	$19,779	$65,461	$65,461
Common shares outstanding used in computing earnings per share, basic:
Class A and Class B common shares (3)	76,020	76,020	75,728	75,728
Common shares outstanding used in computing earnings per share, diluted:
Warrants (Public and Private) (4)	-	8,094	-	8,094
Options and restricted common shares	-	4,229	-	4,674
Total Shares outstanding used in computing adjusted earnings per share	76,020	88,343	75,728	88,496

Adjusted earnings per share (5)	$0.26	$0.22	$0.86	$0.74

1) Calculated using the Company's blended tax rate.

2) Includes the changes in fair value of warrant liability and earnout consideration liability.

3) Assumes both Class B shares and Class A shares participate in earnings and are outstanding at the end of the period.

4) Assumes treasury stock method, valuation at assumed fair market value of $18.00.

5) The Company did not include the effect of Exchangeable Notes to its total shares outstanding used in diluted adjusted net income per share.